EXHIBIT 99.1


The Reader's Digest Association, Inc.
Media: William Adler, (914) 244-7585  william.adler@rd.com
Investor Relations: Richard Clark, (914) 244-5425 richard.clark@rd.com


       Reader's Digest Association 1Q Fiscal 2006 Revenues Grow 5 Percent;
            Operating Results Improve in All Three Business Segments;
                     Company Narrows 1Q Loss from Prior Year

PLEASANTVILLE, NY, October 27, 2005 - The Reader's Digest Association, Inc. (NYSE: RDA) today reported an increase of revenues of 5 percent versus last year for the first quarter of Fiscal 2006 ended September 30, 2005. The company significantly narrowed its first quarter loss to $(0.09) per share, versus last year's 1Q loss of $(0.31) per share. Operating results improved in all three of its business segments. First quarter results typically reflect seasonal investment as the company makes expenditures to ramp up for the fall and winter selling seasons.

      Revenues for the Fiscal 2006 quarter were $516 million versus $490 million a year ago, up 5 percent. The company reported an operating loss of $(9) million, a $27 million improvement over the loss of $(36) million in the prior-year quarter. Last year's results included a non-cash charge of $(25) million, or $(0.17) per share, for amortization of previously deferred magazine promotion expenses.

      "We are very pleased with our results, especially achieving overall topline growth, a principal objective. Revenues were better than last year's quarter, driven by improved results in all of our business segments, and segment operating profits were in line with our expectations," said Thomas O. Ryder, Chairman and Chief Executive Officer. "This quarter continues the momentum from our strong fourth quarter as our focus has shifted from stabilization to growth. RDNA and RDI continue to benefit from a much healthier base business and are now generating incremental support from investments like new magazine launches and new country expansion."

      Free cash flow (change in cash before the change in total borrowings, dividends, share repurchases, divestitures and acquisitions) was a use of $(99) million, versus a use of $(87) million in the year-ago quarter. The company historically uses significant cash in the first quarter in preparation for the fall and winter selling seasons. The increase also was attributable to higher management incentive payouts and incremental capital expenditures. The capital expenditures were for refitting the Pleasantville headquarters following the sale-leaseback transaction in Fiscal 2005, which resulted in less use of space and lower operating costs.

Other Income/(Expense), Net

      Other Income and (Expense), Net was $(7) million in the Fiscal 2006 first quarter, compared with $(11) million in the prior-year quarter. As the company expected, Fiscal 2006 results include a gain on the sale of real estate in Mexico. Net interest expense was $(9) million in this quarter versus $(11) million in the year-ago period.

Income Taxes

      Income taxes were a benefit of $8 million in the first quarter of Fiscal 2006, reflecting the pre-tax loss and an additional net benefit of $2 million principally from the resolution of a foreign tax audit. Income taxes were a benefit of $17 million in the year-ago quarter.

Share Repurchase Program

      During the quarter, the company repurchased about 575,000 shares of its stock at a total cost of $9 million under the $100 million share repurchase authorization announced in April 2005. As of September 30, the company had purchased about 985,000 shares of its stock at a cost of $16 million under that authorization.

Outlook

      The company has recently launched a new three-year plan that calls for consistent top and bottom line growth. The company expects annual revenue growth in the mid single digits and operating profit growth in the high single to low double digits during the course of the plan. For the first year of the plan, Fiscal 2006, the company expects full-year revenues to grow low to mid single digits on a currency-neutral basis, operating profits to grow in the mid teens, and earnings per share to be $0.90 to $1.00, in line with previously announced Fiscal 2006 guidance. Also consistent with prior guidance, the timing of investment spending and higher direct-mail sales activity relative to last year will result in a planned shift in profits from the second quarter to the second half of the year. This should result in slightly lower profits in the second quarter and higher results in the second half. Additionally, last year's second quarter included a one-time positive impact of $0.09 per share as a result of the sales of certain assets and favorable tax audit settlements.

      In the first quarter, the company incurred unexpected costs related to the increase in fuel prices in the United States and the after-effects of Hurricanes Katrina and Rita. Flood damage in the wake of the hurricanes has shut down territories of BAF and QSP in the Gulf Coast indefinitely and has interfered with postal delivery of RD North America direct mail and products. The impact of these factors was not significant in the first quarter, but will adversely affect RDA's U.S. businesses in the second quarter.


                               Segment Information

                                         Fiscal 2006     Fiscal 2005      Better/
In millions                             Quarter 1 (a)   Quarter 1 (a)   (Worse) (a)

Revenues:
  Reader's Digest North America             $ 228           $ 226          $   2
  Reader's Digest International               235             215             20
  Consumer Business Services                   60              55              5
  Intercompany Eliminations                    (6)             (6)            --
                                            -----           -----          -----
   Total revenues                           $ 516           $ 490          $  26

Operating Profit (Loss):
  Reader's Digest North America             $  16           $  16          $  --
  Reader's Digest International                 1               1              1
  Consumer Business Services                  (18)            (19)             1
  Corporate Unallocated                        (9)             (9)            --
  Deferred Promotion Amortization              --             (25)            25
                                            -----           -----          -----
   Total operating loss                     $  (9)          $ (36)         $  27

      (a) Certain amounts do not recalculate due to rounding.


Reader's Digest North America (RDNA)
      In the first quarter, revenue for RDNA was $228 million, up 1 percent over last year. Results for the quarter reflect revenue increases at Reiman, US BHE and Canada. These gains were partly offset by lower revenues at Reader's Digest magazine and Financial Services, the latter reflecting a one-time fee in last year's results because of the termination of a partnership agreement. Growth at Reiman was driven by the continued success of new magazines Backyard Living, Cooking for 2, and Birds & Blooms Extra, all of which continue to perform ahead of plan. Revenues at US BHE grew over last year led by higher sales at Children's Publishing and the continued success of the book "Extraordinary Uses for Ordinary Things," which has generated about 250,000 orders in the United States, principally via non-sweepstakes direct mail. RD Canada continues to contribute to revenue growth at RDNA, driven this quarter by higher sales of Our Canada magazine and improved customer fulfillment of BHE products. RDNA results were moderately affected by Hurricane Katrina, which interfered with magazine and BHE promotions as well as the delivery of products.

      Operating profits were $16 million in the quarter, up 1 percent over last year. The principal driver of the year-over-year change in profits was a $6 million reduction in acquisition-related amortization associated with Reiman, and higher profit at US BHE and Canada. These gains were offset by start-up costs associated with Taste of Home Entertaining and the new magazine Every Day with Rachael Ray, the absence of last year's termination fee in Financial Services, and continued investment in new magazine launches.

Reader's Digest International (RDI)

      In the first quarter, RDI revenues were $235 million, up 9 percent, and operating profits of $1 million doubled versus the year-ago period. Excluding the effects of foreign currency translation, revenues increased by 6 percent.

      Revenues improved in most markets around the world, led by double-digit gains in France, Russia, Australia, Asia, and Brazil. Gains primarily reflect improved execution, a more stable customer base, and strong product and promotion flow. Further driving topline growth were solid contributions from the four new markets launched last year, Romania, Croatia, Slovenia, and Ukraine. These markets continue to exceed expectations adding both revenues and profits to RDI results.

      Operating profits improved in the majority of markets led by the United Kingdom, Germany, Asia, Mexico and Brazil. Also contributing to the profit improvement were businesses in several new countries where RDI recently launched operations. These gains were partly offset by the costs of developing new businesses and testing new Reiman-style magazines, and by increased customer-acquisition investments.

      In September, the company launched businesses in Bosnia and Serbia. Initial results were excellent for the first publishing offer, the book "Discovering Wonders of the World." RDA's Central Europe organization now covers nine countries and publishes in eight languages. During the first quarter, the division also readied the new Romanian edition of Reader's Digest magazine, which launches today. The magazine is the 49th edition of Reader's Digest in its 20th language.

Consumer Business Services (CBS)

      In the first quarter of Fiscal 2006, revenues at CBS were $60 million, an improvement of 9 percent over last year. Operating losses were $(18) million, slightly favorable to the year-ago period. Revenue growth was driven by gains at both BAF and QSP, whose revenues improved by 8 percent and 10 percent, respectively. The first quarter is typically the smallest for CBS, as its two businesses invest in preparation for the fall and winter selling seasons.

      At BAF, operating losses increased on 8 percent higher revenues. Revenue gains were principally driven by the timing of school campaigns in this year's quarter versus last year. Corporate sales at BAF continued to be negatively affected by outside recruiting of its independent sales representatives. However, the schools division rebounded from intense competition last year and recorded increased sales and a net increase in the number of sales representatives.

      At QSP, both revenues and profits improved over last year. Revenue gains were driven by higher gift and food sales. Fiscal 2006 first quarter results benefited from several actions taken over the past year to improve service and increase account retention and student participation. Operating losses improved in the quarter because of higher sales volumes and improved operating efficiencies.

Corporate Unallocated

      Corporate unallocated expenses were $(9) million in the quarter, flat versus the year-ago quarter. Corporate unallocated expenses include the cost of governance and other centrally managed expenses, as well as the accounting for U.S. pension plans, post-retirement healthcare costs, and stock and executive compensation programs. Lower facility-related costs and other expense savings were offset by increased costs associated with the expensing of stock options and lower pension income.

Non-GAAP Financial Measures

      The company publicly reports its financial information in accordance with United States generally accepted accounting principles (GAAP). To facilitate external analysis of the company's operating performance, the company also presents financial information that may be considered "non-GAAP financial measures" under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following non-GAAP financial measures included in this release are used by the company in its internal analysis of the business.

  - Free Cash Flow (change in cash before the change in total borrowings, dividends, share repurchases, divestitures and acquisitions) - Free cash flow is presented to provide period-to-period cash flow trends generated by the business before any discretionary, finance-related uses/sources of cash. It is used by management to reconcile the change in net debt from period to period. Certain amounts do not recalculate due to rounding.

       Reconciliation of Free Cash Flow,           Q1 Fiscal     Q1 Fiscal
       in millions                                    2006          2005

       Reported change in cash per cash flow         $  18         $ (15)
       statement (see Table 4)

          Change in total borrowings                  (136)          (78)
          Dividends                                     10             5
          Share repurchases                              9            --
          Debt financing fees                           --             1
                                                     -----         -----
             Free Cash Flow Use                      $ (99)        $ (87)
                                                     =====         =====


  - Net Debt (total borrowings less cash and cash equivalents) - Net debt is one of management's measures of leverage and is an approximate measure of the company's debt less amounts the company has the capacity to repay. The company typically manages its cash and debt by using any "excess" cash (i.e., cash in excess of a desired on-hand amount) to make principal payments on its outstanding debt.


      The company will host a conference call with financial analysts to discuss the company's first quarter results on Thursday, October 27, 2005 at 8:30 a.m. EDT. The company invites investors to listen to the webcast of the conference call at the company's Investor Relations Web site, www.rd.com/investors. This will also include a reconciliation of non-GAAP financial measures that may be disclosed on the conference call or from time to time in other oral, webcast or broadcast public announcements by the company. A transcript of the conference call will be posted on www.rd.com/investors.

Segment Composition

      The company reports business results in three segments:

  - Reader's Digest North America - Reader's Digest magazine in the United States; Reader's Digest (in English and French versions) and Our Canada magazines in Reader's Digest Canada; Reiman Media Group, including magazines Backyard Living, Birds & Blooms, Cooking for 2, Country, Country Discoveries, Country Woman, Farm & Ranch Living, Light & Tasty, Quick Cooking, Reminisce and Taste of Home, the largest-circulation U.S. food magazine, as well as books, cooking schools, country tours and other enterprises; American Woodworker, Every Day with Rachael Ray, Reader's Digest Large Print Edition, The Family Handyman, and U.S. Selecciones magazines; Reader's Digest Young Families; Trade Publishing, comprising adult and children's trade books; Financial Services marketing alliances; and Select Editions, series and general books, health and home books, and music and video products in the United States and Canada.

  - Consumer Business Services - Books Are Fun, the leading display marketer in North America selling books, gifts and other items; QSP, Inc. and QSP Canada, market-leading schools and youth fundraising companies.

  - Reader's Digest International - Products sold in more than 60 countries outside the United States and Canada, including: Select Editions, series and general books, music, video and Reader's Digest Young Families products; Reader's Digest magazine (globally published in 49 editions and 20 languages), Special Interest magazines in the Czech Republic; The Family Handyman in Australia; Books Are Fun operations in Mexico and Spain; and Financial Services marketing partnerships and other initiatives in more than 30 countries.

      The Reader's Digest Association, Inc. is a global publisher and direct marketer of products that inform, entertain and inspire people of all ages and cultures around the world. Global headquarters are located at Pleasantville, New York. The company's main Web site is www.rd.com.

      This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.


                                                                                                   Table 1 of 4

                                The Reader's Digest Association, Inc. and Subsidiaries
                                        Consolidated Statements of Operations
                                         (In millions, except per share data)
                                                     (unaudited)

                                                                               Three-month period ended
                                                                           September 30, 2005 and 2004 (A)

                                                                              Fiscal Year              Better/
                                                                        2006             2005          (Worse)

Revenues                                                               $516.4           $490.0             5%

Product, distribution and editorial expenses                           (221.0)          (203.0)           (9%)
Promotion, marketing and administrative expenses                       (304.8)          (322.9)            6%
                                                                       ------           ------           ---
Operating loss (B)                                                       (9.4)           (35.9)           74%

Other (expense) income, net                                              (6.7)           (11.0)           39%
                                                                       ------           ------           ---
Loss before income tax benefit                                          (16.1)           (46.9)           66%

Income tax benefit                                                        7.9             16.6            52%
                                                                       ------           ------           ---
Net loss                                                                ($8.2)          ($30.3)           73%
                                                                       ======           ======           ===

Basic and diluted loss per share:
   Weighted average common shares outstanding                            97.4             97.3

   Basic and diluted loss per share                                    ($0.09)          ($0.31)          N/M
                                                                       ======           ======           ===

Dividends per common share                                              $0.10            $0.05            --

Amounts may not recalculate due to rounding

(A)  RDA reports on a fiscal year beginning July 1.  The three-month periods ended September 30, 2005 and 2004 are the first fiscal quarters of fiscal year 2006 and fiscal year 2005, respectively. Operating results for any interim period are not necessarily indicative of the results for an entire year.

(B)  Operating loss for the three-month period ended September 30, 2004 includes deferred promotion amortization expense of $(25.4) million

N/M - Not meaningful.



                                                                                                           Table 2 of 4
                     The Reader's Digest Association, Inc. and Subsidiaries
                      Revenues and Operating Profit by Operating Segments
                                         (In millions)
                                          (unaudited)

                                                                            Three-month period ended
                                                                         September 30, 2005 and 2004 (A)

                                                                          Fiscal Year
                                                                                                         Better/
                                                                2006                    2005             (Worse)

Revenues

Reader's Digest North America                                   $227.7                  $226.2               1%

Reader's Digest International                                    235.0                   214.8               9%

Consumer Business Services                                        59.8                    54.9               9%

Intercompany eliminations (B)                                     (6.1)                   (5.9)             (3%)
                                                                ------                  ------             ---

Total Revenues                                                  $516.4                  $490.0               5%
                                                                ======                  ======             ===

Operating profit (loss)

Reader's Digest North America                                    $16.0                   $15.8               1%

Reader's Digest International                                      1.4                     0.7             100%

Consumer Business Services                                       (18.0)                  (18.5)              3%

Corporate unallocated (C)                                         (8.7)                   (8.5)             (2%)
                                                                ------                  ------             ---

                                                                 ($9.4)                 ($10.5)             10%

Deferred promotion amortization (D)                                 --                   (25.4)             N/M
                                                                ------                  ------             ---
Total operating loss                                             ($9.4)                 ($35.9)             74%
                                                                ======                  ======             ===

Amounts may not recalculate due to rounding

(A)  RDA reports on a fiscal year beginning July 1.  The three-month periods ended September 30, 2005 and 2004 are the first fiscal quarters of fiscal year 2006 and fiscal year 2005, respectively. Operating results for any interim period are not necessarily indicative of the results for an entire year.

(B)  In the normal course of business, the company's segments enter into transactions with one another.
These intercompany transactions are recorded by each segment at amounts as if the transactions were with third parties and, therefore, affect segment performance. Operating segment revenues, above, are presented gross before intercompany eliminations.  However, intercompany revenues and associated expenses are eliminated in consolidation and are not reflected in the company's consolidated results.

(C) Corporate unallocated expenses include the cost of governance and other centrally managed expenses, as well as the accounting for U.S. pension plans, post-retirement healthcare costs, and stock and executive compensation programs which are not allocated to the operating segments. Governance and centrally managed expenses include costs such as corporate finance and general management, investor and public relations, legal, treasury, and any related information technology and facility costs utilized by these departments.

(D) The deferred promotion amortization of $(25.4) million reflects the expensing of the deferred magazine promotion asset as of June 30, 2004.

N/M - Not meaningful.


                                                                                                                     Table 3 of 4
                         The Reader's Digest Association, Inc. and Subsidiaries
                                       Consolidated Balance Sheets
                               As of September 30, 2005 and June 30, 2005
                                              (In millions)
                                               (unaudited)


                                                                                   September 30,                     June 30,
                                                                                        2005                           2005
Assets
       Cash and cash equivalents                                                     $   55.2                        $   37.7
       Accounts receivable, net                                                         285.8                           233.9
       Inventories, net                                                                 215.8                           162.4
       Prepaid and deferred promotion costs                                              60.5                            53.8
       Prepaid expenses and other current assets                                        160.3                           144.9
                                                                                     --------                        --------

Total Current Assets                                                                    777.6                           632.7

        Property, plant and equipment, net                                              119.1                           119.3
        Goodwill                                                                        881.2                           880.9
        Other intangible assets, net                                                    134.5                           137.8
        Prepaid pension assets                                                          313.0                           307.9
        Other noncurrent assets                                                         100.9                           102.0
                                                                                     --------                        --------

Total Assets                                                                         $2,326.3                        $2,180.6
                                                                                     ========                        ========

Liabilities and Stockholders' Equity
        Loans and notes payable                                                      $   20.9                        $     --
        Accounts payable                                                                137.2                           109.8
        Accrued expenses                                                                250.7                           267.4
        Income taxes payable                                                              4.9                            34.5
        Unearned revenues                                                               429.7                           395.5
        Other current liabilities                                                        12.0                            12.4
                                                                                     --------                        --------

Total Current Liabilities                                                               855.4                           819.6

        Long-term debt                                                                  674.0                           559.2
        Unearned revenues                                                               143.0                           133.0
        Accrued pension                                                                 120.1                           121.5
        Postretirement and postemployment benefits other than pensions                   96.3                            96.7
        Other noncurrent liabilities                                                     95.1                            84.4
                                                                                     --------                        --------

Total Liabilities                                                                     1,983.9                         1,814.4

        Capital stock                                                                    30.4                            21.2
        Paid-in capital                                                                 197.0                           206.8
        Retained earnings                                                             1,203.1                         1,221.6
        Accumulated other comprehensive loss                                            (80.8)                          (84.1)
        Treasury stock, at cost                                                      (1,007.3)                         (999.3)
                                                                                     --------                        --------

Total Stockholders' Equity                                                              342.4                           366.2
                                                                                     --------                        --------

Total Liabilities and Stockholders' Equity                                           $2,326.3                        $2,180.6
                                                                                     ========                        ========



                                                                                                                Table 4 of 4

                             The Reader's Digest Association, Inc. and Subsidiaries
                                Consolidated Condensed Statements of Cash Flows
                             Three-month periods ended September 30, 2005 and 2004
                                                 (In millions)
                                                  (unaudited)

                                                                                   Three-month period ended
                                                                                       September 30, (A)
                                                                                2005                     2004

Cash flows from operating activities
Net loss                                                                       ($8.2)                  ($30.3)
Depreciation and amortization                                                    9.4                     15.1
Amortization of debt issuance costs                                              0.4                      1.0
Stock-based compensation                                                         3.5                      3.1
Net gain on sales of certain assets                                             (2.5)                      --
Changes in current assets and liabilities
     Accounts receivable, net                                                  (50.7)                   (36.6)
     Inventories, net                                                          (53.0)                   (52.4)
     Unearned revenues                                                          32.8                     19.2
     Accounts payable and accrued expenses                                      10.7                      1.3
     Other, net                                                                (51.0)                   (33.5)
Changes in noncurrent assets and liabilities                                    15.8                     28.6
                                                                               -----                   ------
Net change in cash due to operating activities                                 (92.8)                   (84.5)
                                                                               -----                   ------

Cash flows from investing activities

Proceeds from sales of property, plant and equipment                             3.4                      0.1
Purchases of intangible assets                                                  (0.5)                      --
Capital expenditures                                                            (6.3)                    (3.2)
                                                                               -----                   ------
Net change in cash due to investing activities                                  (3.4)                    (3.1)
                                                                               -----                   ------

Cash flows from financing activities
Proceeds from borrowings, net                                                  135.8                     85.8
Repayments of term loan                                                           --                     (8.0)
Dividends paid                                                                 (10.1)                    (5.2)
Cash paid for financing fees                                                      --                     (0.5)
Treasury stock repurchases                                                      (9.4)                      --
Proceeds from employee stock purchase plan and exercise
of stock options                                                                 0.6                      0.1
Other, net                                                                      (3.7)                     0.0
                                                                               -----                   ------
Net change in cash due to financing activities                                 113.2                     72.2
                                                                               -----                   ------

Effect of exchange rate changes on cash                                          0.5                      0.7

                                                                               -----                   ------
Net change in cash and cash equivalents                                         17.5                    (14.7)
                                                                               -----                   ------

Cash and cash equivalents at beginning of period                                37.7                     50.3

                                                                               -----                   ------
Cash and cash equivalents at end of period                                     $55.2                    $35.6
                                                                               =====                   ======


(A)  RDA reports on a fiscal year beginning July 1.  The three-month periods ended September 30, 2005 and 2004 are the first fiscal quarters of fiscal year 2006 and fiscal year 2005, respectively. Operating results for any interim period are not necessarily indicative of the results for an entire year.